MINERAL PROPERTY PURCHASE AGREEMENT


            THIS AGREEMENT dated for reference November 29, 2006


BETWEEN:

            DAVID  HEYMAN, of 6964A 224th Street, Langley, B.C., V2Y
            2K5; and

            (the "Vendor")

                                                              OF THE FIRST PART

AND:

            GRAY CREEK MINING INC., a body corporate, duly incorporated under the laws of the State of Nevada and having an office at 6688 Willingdon Avenue, Suite 313, Burnaby, B.C. V5H 2V8;

            (the "Purchaser")

                                                             OF THE SECOND PART

W H E R E A S:

A. The Vendor is the owner of certain mineral claims located in the Nicola Mining Division, British Columbia, which claims are more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claims");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase a 100% right, interest and title in and to the Claims upon the terms and conditions hereinafter set forth;

           NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:

1.         VENDOR'S REPRESENTATIONS

1.1        The Vendor represents and warrants to the Purchaser that:

     (a) The Vendor is the registered and beneficial owner of the Claims and holds the right to transfer title to the Claims and to explore and develop the Claims;

     (b) The Vendor holds the Claims free and clear of all liens, charges and claims of others, and the Vendor has a free and unimpeded right of access to the Claims and has use of the Claims surface for the herein purposes;

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     (c)   The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

     (d) There are no adverse claims or challenges against or to the Vendor's ownership of or title to any of the Claims nor to the knowledge of the Vendor is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

     (e) The Vendor has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Vendor is a party or by which he is bound or to which he is subject; and

     (f) No proceedings are pending for, and the Vendor is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Vendor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Vendor set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2.         THE PURCHASER'S REPRESENTATIONS

           The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.         SALE OF CLAIMS

           The Vendor hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims, as well as a geological report relating to the Claims, in consideration of the Purchaser paying $8,000 to the Vendor upon the closing of this Agreement.

4.         CLOSING

           The sale and purchase of the interest in the Claims shall be closed concurrently with the execution of this Agreement on November 29, 2006 at the offices of the Purchaser, or such other place and time acceptable to both parties.




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5.         FORCE MAJEURE

           If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

6.         ENTIRE AGREEMENT

           This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7.         NOTICE

7.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

7.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

8.         RELATIONSHIP OF PARTIES

           Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

9.         FURTHER ASSURANCES

           The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10.        TIME OF ESSENCE

           Time shall be of the essence of this Agreement.

11.        TITLES

           The titles to the respective sections hereof shall not be deemed a part of this

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Agreement but shall be regarded as having been used for convenience only.

12.        CURRENCY

           All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the Canada.

13.        NONSEVERABILITY

           This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14.        APPLICABLE LAW

           The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15.        ENUREMENT

           This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

           IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                     GRAY CREEK MINING INC.


/S/ DAVID HEYMAN_________            /S/ ALAN J. COX________________
DAVID HEYMAN                         ALAN J. COX, PRESIDENT

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                                  SCHEDULE "A"


The Claims consist in the aggregate of three mineral claims located on Swakum Mountain in the Nicola Mining Dvision, British Columbia with the following claim numbers:

        Name of Claim                   Tenure Number

        Alameda                              521769
        Alameda 3                            544828
        New                                  521767